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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 12, 2007
                               (October 11, 2007)


                        ACE MARKETING & PROMOTIONS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


                                    NEW YORK
                                    ---------
            (State or jurisdiction of incorporation or organization)


                                    000-51160
                                    ---------
                            (Commission File Number)


                                   11-3427886
                                   ----------
                     (I.R.S. Employer Identification Number)


                  457 ROCKAWAY AVENUE, VALLEY STREAM, NY 11582
               ------------------------------------------------
               (Address of principal executive offices (Zip Code)

                  Registrant's telephone number: (516) 256-7766


           ------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17CFR 240.13e-4(c))


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Item 7.01 REGULATION FD DISCLOSURE.

Reference is made to the press release appended hereto as Exhibits 99.1 and 99.2.

Item 8.01 OTHER EVENTS.

         Ace Marketing & Promotions, Inc., announces the extension of the expiration date of its Class A Warrants through the close of business on Wednesday January 2, 2008. The Class A warrants maintain an exercise price of $2.00 per share.

         Ace announced that the letter of Intent to acquire Bright Ideas Marketing & Promotions, a Florida based distributor of advertising specialties and promotional products, has expired and will not be extended. Ace does not anticipate any further discussions due to Bright Ideas' failure to satisfy our due diligence requirements.

         Ace also announced that its Corporate Brochure was selected for an award among 11,000 entries. Ace Marketing & Promotions, Inc. and its designer, Birgitta Millard, were awarded the 2007 American Graphics Design Award for its Ace Marketing & Promotions Corporate Capabilities Brochure. The award was presented by Graphic Design USA, Agfa Graphics and The Creative Group. Adobe Systems Incorporated was the exclusive sponsor. For more details on GDUSA competitions, see http://www.gdusa.




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Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT

99.1     Press Release dated October 11, 2007.
99.2     Press Release dated October 12, 2007.



                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           ACE MARKETING & PROMOTIONS, INC.


Dated:  October 12, 2007                   By: /s/ Michael D. Trepeta
                                           -------------------------------------
                                           Michael D. Trepeta, President